Exhibit 23.2

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statements of the Health and Retirement Properties Trust on Forms S-3, Registration Nos. 333-34823, 333-26887 and 33-62135 of our report dated April 9, 1997, as included in this Form 8-K.

/s/ Deloitte & Touche
DELOITTE & TOUCHE
New York, New York
December 11, 1997